 AT THE COMPANY:                        Terry Nicklin           +44 (0)1954 713656
AT FINANCIAL RELATIONS BOARD:        John McNamara        +1 212 827-3771

FOR IMMEDIATE RELEASE

CAMBRIDGE DISPLAY TECHNOLOGY ANNOUNCES DATE FOR
2005 THIRD QUARTER RESULTS AND CONFERENCE CALL

Cambridge, UK

27 October 2005

Cambridge Display Technology [Nasdaq: OLED], a global pioneer in the research, development and commercialisation of light emitting polymers (P-OLEDs), has announced that it will release its second quarter 2005 results after the close of market on Wednesday, November 9th, 2005.

Management will hold a conference call on Thursday, November 10th, 2005 at 12:00 pm ET. The call will be webcast and can be accessed via the internet live or as a replay at www.earnings.com.

The conference call will be archived for replay on the above website for approximately 14 days following the call.

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About CDT
Cambridge Display Technology is a global leader in the research, development and commercialisation of light emitting polymers (P-OLEDs), which are targeted for use in a wide range of electronic display products used for information management, communications and entertainment. Features include reduced power consumption, size, thickness and weight, very wide viewing angle, superior video imaging performance and the potential for use on flexible display substrates. Current CDT licensees are actively developing their manufacturing strategies. Founded in 1992, the company is headquartered in Cambridge, UK.
http://www.cdtltd.co.uk